UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2007

MEDIA SCIENCES INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-16053	87-0475073
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 Allerman Road, Oakland, New Jersey 07436

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (201) 677-9311

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.313e-4(c))

Item 8.01  Other Events.

The Company has rescheduled the date of its annual meeting of stockholders to February 13, 2008. The new record date for the annual meeting is January 7, 2008. This is a rescheduling of the annual meeting previously proposed to be held on December 14, 2007 with a record date of October 31, 2007. The Company's proxy materials regarding its annual meeting filed with the Securities and Exchange Commission on November 6, 2007 will be revised accordingly. The Company will provide additional information with respect to the annual meeting in an amended proxy statement to be filed with the Securities and Exchange Commission and distributed to stockholders.

The date of the annual meeting constitutes a change of more than 30 days from the anniversary of last year’s annual meeting. As a result, in accordance with Rule 14a-8 under the Exchange Act, as amended, the Company has set a new deadline for submitting stockholder proposals for inclusion in the annual meeting and related proxy materials and for submitting proposals for presentation at the annual meeting. The new deadline is December 28, 2007. The Company did not receive any stockholder proposals in connection with this year’s annual meeting by August 31, 2007.

The submission of a stockholder proposal does not guarantee that it will be included in the Company’s proxy statement. Proposals for inclusion in our proxy statement or for presentation at the annual meeting must be submitted to us in writing at c/o Media Sciences International, Inc., 8 Allerman Road, Oakland, New Jersey 07436, Attention: Secretary. There are additional requirements regarding proposals of stockholders, and a stockholder contemplating submission of a proposal is referred to Rule 14a-8 promulgated under the Securities Exchange Act of 1934.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIA SCIENCES INTERNATIONAL, INC.

Date: December 10, 2007	By: /s/ Kevan D. Bloomgren
Kevan D. Bloomgren
Chief Financial Officer